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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


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Name of Subsidiary                             State of        Doing Business As
------------------                           Incorporation     -----------------
                                             -------------
Blythe-Province, Inc.                             TN           Same
Brim Equipment Services, Inc.                     OR           Same
Brim Fifth Avenue, Inc.                           OR           Same
Brim Healthcare, Inc.                             OR           Same
Brim Hospitals, Inc.                              OR           General Hospital
                                                               Palo Verde Hospital
                                                               Colorado Plains Medical Center
                                                               Ojai Valley Community Hospital
Brim Outpatient Services, Inc.                    OR           Same
Brim Pavilion, Inc.                               OR           Same
Brim Services Group, Inc.                         OR           Same
Care Health Company, Inc.                         WA           Same
Community Health Partners, L.L.C.                 MO           Same
Harris Street Surgery Partners                    OR           Same
       Limited Partnership
Integrated Health Management L.L.C.               CA           Same
Mexia Principal Healthcare                        TX           Parkview Regional Hospital
       Limited Partnership
Mexia-Principal, Inc.                             TX           Same
Northeastern New Mexico Imaging                   NM           Same
       Partnership
Palestine-Principal G.P., Inc.                    TX           Same
Palestine Principal Healthcare                    TX           Memorial Mother Frances Hospital
       Limited Partnership
Palestine-Principal, Inc.                         TN           Same
PHC-Belle Glade, Inc.                             FL           Same
PHC-Elko, Inc.                                    NV           Elko General Hospital
PHC-Eunice, Inc.                                  LA           Eunice Community Medical Center
PHC-Knox, Inc.                                    NV           Same
PHC-Lake Havasu, Inc.                             AZ           Havasu Regional Medical Center
PHC-Palestine, Inc.                               NV           Same
Principal Hospital Company of                     NV           Same
       Nevada, Inc.
Principal Knox, L.L.C.                            DE           Starke Memorial Hospital
Principal Knox, L.P.                              DE           Same
Principal-Needles, Inc.                           TN           Colorado River Medical Center
TelePLAN, Inc.                                    OR           Same
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